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                                                                     EXHIBIT 4.2

         THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION FOR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              BOOK-ENTRY SECURITY
No. 1                                                          U.S. $200,000,000
CUSIP 902917AE3

                            USA WASTE SERVICES, INC.
                         6 1/2% SENIOR NOTE DUE 2002

         USA WASTE SERVICES, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company, the principal sum of $200,000,000 U.S. dollars on December 15, 2002 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of 6 1/2% payable on December 15 and June 15 in each year, to the person in whose name the Security is registered at the close of business on the record date for such interest which shall be the preceding November 30 and May 31, respectively, payable commencing June 15, 1998, with interest on June 15, 1998 consisting of interest accrued from December 17, 1997.

         Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         The statements in the legend set forth above are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

         This Security is issued in respect of a series of Securities of an aggregate of U.S. $350,000,000 in principal amount designated as the 6 1/2% Senior Notes due 2002 of the Company and is governed by the Indenture dated as of September 10, 1997, duly executed and delivered by the Company to Texas Commerce Bank National Association, as trustee (the "Trustee"), as supplemented by Board Resolutions (as defined in the Indenture) (such Indenture and Board Resolutions, collectively, the "Indenture"). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Securities under the Indenture.

         If and to the extent that any provision of the Indenture limits, qualifies, or conflicts with any other provision of the Indenture which is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

         The Company hereby irrevocably undertakes to the Holder hereof to exchange this Book-Entry Security in accordance with the terms of the Indenture without charge.





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         This Security shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        USA WASTE SERVICES, INC.,
                                        a Delaware corporation



                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________

[Corporate Seal]

Attest:

By:____________________________________
Name:__________________________________
Title:_________________________________


                         CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  December 17, 1997

                            TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee

                            By:_________________________________________________
                                           Authorized Signatory





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                         REVERSE OF BOOK-ENTRY SECURITY

                            USA WASTE SERVICES, INC.

                          6 1/2% SENIOR NOTE DUE 2002


         This Book-Entry Security is one of a duly authorized issue of Securities or other evidences of indebtedness of the Company (the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 6 1/2% Senior Notes due 2002 of the Company, limited in aggregate principal amount to $350,000,000.

1.       Interest.

         USA Waste Services, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 6 1/2% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 6 1/2% per annum.

         The Company will pay interest semi-annually on December 15 and June 15 of each year (each an "Interest Payment Date"), commencing June 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from December 17, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid ("Defaulted Interest"), may be paid to the persons who are registered Holders at the close of business on a Special Record Date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). Payments in respect of the Book-Entry Securities (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City of New York, or at the option of the Company, payment of interest may be made by check mailed to the Holders on the Regular Record Date or on the Special Record Date at their addresses set forth in the Security Register of Holders.

3.       Paying Agent and Registrar.

         Initially, Texas Commerce Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar at any time upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

         This Security is one of a duly authorized issue of Securities of the Company issued and to be issued in one or more series under an Indenture, dated as of September 10, 1997 (the "Indenture"), between the Company and the Trustee.





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Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture, all indentures supplemental thereto, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture, and those terms stated in the Resolutions of the Pricing Committee of the Board of Directors of the Company dated December 12, 1997 (the "Resolutions"). The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture, all indentures supplemental thereto, said Act and said Resolutions for a statement of them. The Securities of this series are general unsecured obligations of the Company limited in aggregate principal amount to $350,000,000.

5.       Redemption.

         The Securities are not redeemable at the option of the Company prior to their maturity date.

6.       Denominations; Transfer; Exchange.

         The Securities are issued in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.       Person Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

8.       Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

9.       Defaults and Remedies.

         If an Event of Default occurs and is continuing, then in every such case, the Trustee or the Holders of 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after the unpaid principal amount of the Securities shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all overdue installments of interest, if any, upon all of the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration and any interest thereon at the rate prescribed therefor herein and, to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor herein, as well as the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all defaults under the Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on such Securities which shall become due by acceleration, shall have been cured or shall have been waived or provision deemed by the Trustee to be adequate shall have been made therefor -- then in every such case the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

10.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from,





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and perform services for the Company or its Affiliates or any subsidiary of the
Company's Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

11.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

12.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (=tenant in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

13.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

14.      Absolute Obligation.

         No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

15.      No Recourse.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, past, present or future stockholder, officer or director, as such of the Company or of any successor, either directly or through the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Security by the Holder and as part of the consideration for the issue of the Security.

16.      Governing Law.

         This Security shall be construed in accordance with and governed by the laws of the State of New York.




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